                                                                       Exhibit 5
                                                                       ---------

             [LETTERHEAD OF GUNDERSON DETTMER STOUGH APPEARS HERE]

                               November 27, 1996


Avant! Corporation
1208 East Arques Avenue
Sunnyvale, CA  94086


          Re:  Avant! Corporation (the "Company")
          ---------------------------------------
               Registration Statement for
               --------------------------
               an aggregate of 393,748 Shares of Common Stock
               ----------------------------------------------

Ladies and Gentlemen:

          We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of the 393,748 shares of Common Stock available for issuance upon the Company's assumption of the FrontLine Design Automation, Inc. 1996 Equity Incentive Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the FrontLine Design Automation, Inc. 1996 Equity Incentive Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,

                                   /s/ GUNDERSON DETTMER STOUGH VILLENEUVE
                                       FRANKLIN & HACHIGIAN, LLP
                                   ---------------------------------------
                                   Gunderson Dettmer Stough Villeneuve
                                   Franklin & Hachigian, LLP